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                                                                   EXHIBIT 10.16


                                                               December 30, 1997


                                AGENCY AGREEMENT


         THIS AGENCY AGREEMENT (this "Agreement") is made as of this 30th day of December, 1997 by and among Easy Phone, Inc., a ________ corporation ("EPI") and TelCom Plus West, L.L.C., a California limited liability company and TelCom Plus East, L.L.C., a Florida limited liability company (collectively referred to as "TelCom"). This Agreement also includes the operational right of Telcom Plus East to permit Telcom Plus Florida L.L.C. to use of the licences set forth below, pursuant to all of the terms and conditions set forth herein. Telcom Plus Florida L.L.C.'s rights hereunder are granted only through Telecom Plus East.

         WHEREAS, EPI has the licenses and tariffs necessary to resell local telecommunications services (the "EPI Authorizations") in the jurisdictions of the states of Florida and California, respectively (the "Relevant Market");

         WHEREAS, it is the desire of EPI that TelCom market local telecommunications services in the Relevant Market until TelCom receives its own authorizations sufficient to provide local telecommunications services in the Relevant Market, subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Retention. EPI has obtained the government authorizations necessary to resell local telecommunications services in the Relevant Market. TelCom will be the non-exclusive agent of EPI in the Relevant Market. TelCom shall not, directly or indirectly, use, nor provide any services pursuant to the EPI Authorizations in the Relevant Market, except as provided in this Agreement. Further, the parties agree and acknowledge that the customers obtained by TelCom prior to and during the Term (as hereinafter defined) of this Agreement shall continue to be TelCom's customers after TelCom receives the TelCom Authorizations (as hereinafter defined).

         2.       Term.

                  (a) The term of this Agreement (the "Term") shall commence on the date hereof and shall continue for a period of one (1) year, unless sooner terminated pursuant to Section 13 hereof. This Agreement may be renewed by the parties for an additional one (1) year term if TelCom has not received the TelCom Authorizations prior to the end of the Term.

                  (b) TelCom will take all reasonably commercial reasonable efforts to obtain the authorizations necessary in the jurisdiction within the Relevant Market (the "TelCom Authorizations") sufficient for TelCom to resell local telecommunications services in the



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                                                               December 30, 1997


Relevant Market as soon as practicable. TelCom shall furnish notice to EPI upon receipt by TelCom of each such TelCom Authorization. TelCom agrees and acknowledges that receipt of the TelCom Authorizations does not relieve TelCom of its payment responsibility, as further provided in Section 6 hereof, during the Term of this Agreement.

         (c) In the event of any transfer or assignment of EPI, TelCom's rights and obligations under this Agreement shall continue for the remainder of the Term.

         (d) Upon termination of this Agreement, the customers TelCom has obtained and serviced from the effective date of this Agreement shall thereafter belong to TelCom, with no liability or obligation to EPI thereunder. Further, the customers TelCom has in the Relevant Markets prior to the execution of this Agreement shall belong to TelCom upon termination or expiration of this Agreement.

         3. Access. TelCom shall have reasonable access, during normal business hours, to such books and records of EPI pertaining to the business in the Relevant Market, if any, as may reasonably be necessary in connection with this Agreement.

         4. Employees of TelCom; No Benefits. The parties acknowledge and agree that: (a) TelCom is functioning as an independent contractor to EPI and
(b) each party is solely responsible for the payment of salary, employee benefits and all other compensation due to its personnel rendering services pursuant to this Agreement, and for all applicable federal, state and local tax withholding with respect to compensation and benefits payable to them under this Agreement or otherwise.

         5. Revenues. In recognition of the value of the marketing, billing, customer service and other services performed by TelCom on behalf of EPI, the parties agree that, with the exception of fees paid by TelCom as provided in Section 6 hereof, all revenues generated from customers pursuant to the EPI Authorizations in the Relevant Market shall belong to TelCom.

         6.       Fees.

                  (a) In consideration of TelCom's use of the EPI Authorizations, TelCom shall pay to EPI, on the twenty-fifth (25th) day of each month during the Term of this Agreement, the sum of Twenty Thousand Dollars ($20,000) (the "Monthly Fee"), by check, the payment of which shall be secured out of TelCom's cash flow. Upon execution of this Agreement, TelCom shall pay EPI Twenty Thousand Dollars ($20,000), as payment for the first month of the Monthly Fees due hereunder.

                  (b) In addition, TelCom shall also pay all invoices from EPI's underlying local exchange carriers for local telecommunications services provided by EPI to TelCom customers in the Relevant Market. EPI shall promptly bill TelCom upon receipt of a payment invoice from a relevant local exchange carrier in the Relevant Market. TelCom shall pay EPI, within thirty (30)
business days, the full amount of the local exchange carrier invoices received by
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                                                               December 30, 1997

EPI, less any disputed charges. In the event of TelCom's failure to timely pay such invoice, this Agreement, and all rights and privileges granted TelCom hereunder, shall immediately terminate.

         7. TAX MATTERS. Each party is responsible for the payment of its own state and local taxes. EPI is responsible for the payment of any federal, state or federal telecommunications taxes related to the provision of local telecommunications services, as calculated pursuant to an agreement with Atlantax.

         8. TELCOM'S CUSTOMERS. The parties acknowledge and agree that all customers provided services in the Relevant Market pursuant to the EPI Authorizations are customers of TelCom in the Relevant Market and not customers of EPI in the Relevant Market. Accordingly, TelCom shall send invoices (which invoices shall state that services are provided by EPI), provide customer service, and pursue collections for local telecommunications services provided to its customers, at TelCom's sole discretion and expense. It is the understanding of all parties to this Agreement that the services to be provided by TelCom through the EPI Authorizations shall be provided by TelCom as soon as practicable following TelCom's receipt of the TelCom Authorizations. Notwithstanding the foregoing, during the Term of this Agreement, TelCom shall, on an ongoing basis, explicitly notify its customers that it is providing services as the nonexclusive, authorized agent of EPI and is awaiting the TelCom Authorizations.

         9. REPRESENTATIONS AND WARRANTIES. Each of the parties hereto represents and warrants to the other that, as of the date hereof:

                  (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and qualified to do business in each jurisdiction where failure to do so would have a material adverse effect on its ability to conduct business.

                  (b) it has the power and authority to execute, deliver and perform its obligations under this Agreement; and such execution, delivery, performance and consummation have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms of this Agreement except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws affecting creditors' rights generally or by the availability of equitable remedies;

                  (c) the execution, delivery and performance by it of this Agreement (i) do not contravene any provision of its organizational documents; (ii) do not violate or conflict with any law, regulation or contractual restriction to which it is subject; and (iii) shall not result in the creation of, or violate or conflict with, any lien, mortgage, pledge, security interest or any other encumbrance upon or with respect to any of its properties;

                  (d)      no consent, order, approval or authorization or
other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due
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                                                               December 30, 1997


execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby; and

                  (e) there is no action, suit, litigation or arbitration or, to its knowledge, claim, proceeding or investigation pending, or, to its knowledge, threatened against or affecting it or its properties, assets or business in any court or before or by any governmental department, board, agency or instrumentality, or any arbitrator, that affects or impairs its ability to enter into this Agreement or to consummate the transactions contemplated hereby.

         10. Covenants of TelCom. During the term of this Agreement, TelCom shall;

                  (a) not intentionally or negligently commit any act or omit any act which will directly or indirectly cause a suspension, modification or cancellation of any of the EPI Authorizations;

                  (b) give prompt notice, orally and in writing, to EPI of any change or event having, or which, insofar as can reasonably be foreseen in the future would have, a material adverse effect on the EPI Authorizations;

                  (c) provide EPI copies of all material notices and communications to or from TelCom that relate to the EPI Authorizations; and

                  (d) market local telecommunications services at rates consistent with the applicable tariff filed by EPI with the California Public Utilities Commission and the Florida Public Utilities Commission, respectively, as may be amended from time to time.

         11.      Indemnification.  TelCom shall indemnify and hold harmless
EPI and all of its respective Affiliates and its respective Representatives from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities including, without limiting the generality of the foregoing, liabilities for reasonable attorneys' fees and disbursements, suffered directly or indirectly, by EPI or any of its respective Affiliates or Representatives by reason of, or arising out of: (i) any breach of representation or warranty made by TelCom in this Agreement; (ii) any failure by TelCom to perform or fulfill any of its covenants or agreements set forth in this Agreement (iii) any act or omission of TelCom in connection with its use of the EPI Authorizations; and
(iv) any failure by TelCom to comply with applicable laws in connections with this Agreement.

         12. Confidentiality. Each of the parties hereto will hold, and will use its reasonable, good faith efforts to cause its respective shareholders, partners, members, directors, officers, employees, accountants, counsel, consultants, agents and financial or other advisors (collectively "Agents") to hold, in confidence, all information (whether oral or written), including this Agreement and the common documents contemplated herein (except that the existence of this Agreement shall not be confidential), concerning the transactions contemplated by this Agreement furnished

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                                                               DECEMBER 20, 1997

to such party by or on behalf of any other party in connection with such transactions, unless such disclosure is legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar processes, or by order of a court or tribunal of competent jurisdiction, or in order to comply with applicable rules or requirements of any stock exchange, government department or agency or other requirement) to disclose any such information or documents, in which the party required to disclose the information must advise the other parties and request confidential treatment by the body compelling disclosure, and except to the extent that such information or documents can be shown to have been (a) previously known on a nonconfidential basis by such party, (b) in the public domain through no fault of such party (c) acquired by such party on a nonconfidential basis from sources not known by such party to be bound by any obligation of confidentiality in relation thereto. Notwithstanding the foregoing provisions of this Section 12, each party may disclose such information to its Agents in connection with the transactions contemplated by this Agreement so long as such Agents are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. The obligation of each party to hold any such information in confidence shall be satisfied if such party exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each party will, and will use it reasonable, good faith efforts to cause its respective Agents and leaders to, destroy or deliver to the other party, upon request, all documents and other material, and all copies thereof, obtained by such party or on its behalf from the other party hereto in connection with this Agreement that are subject to such confidence.

         13.      Termination.

                  (a) Either party may terminate this Agreement in the event of a Default (as hereinafter defined) by the other, provided that the non-defaulting party so advises the defaulting party in writing of the event of Default and the defaulting party has not cured, nor commenced the diligent pursuit of the cure of, the Default within 60 days after written notice thereof is received. Except as otherwise provided by this Agreement, such termination shall be effective upon the expiration of the 60 day period immediately following receipt of notice of Default by the defaulting party.

                  (b) Termination regardless of cause or nature shall be without prejudice to any other rights or remedies of the parties and shall be without liability for any loss or damage occasioned thereby. Termination of this agreement for any cause shall not release either party hereto from any liability which at the time of termination has already accrued to the other party hereto or which thereafter may accrue in respect of any act or omission prior to termination, or from any obligation which is expressly stated herein to survive termination.

                  (c) The term "Default" is defined to include: (i) the limitation of bankruptcy or receivership proceedings with respect to a party (which are not dismissed within 60 days), execution of a general assignment for the benefit of creditors or any other transfer or assignment
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                                                               December 30, 1997


         of a similar nature or otherwise seeking relief under any applicable bankruptcy reorganization, moratorium or similar debtor relief laws (it being understood that the execution of any third-party financing agreements shall not constitute a Default hereunder) or (ii) a material breach of any of the other terms or conditions hereof.

                  14. Liquidated Damages. In the event this Agreement is terminated prior to its Term and EPI is not in breach of its obligations hereunder, TelCom shall promptly pay to EPI the difference between the Monthly Fees EPI would have received had this Agreement remained in effect for the Term, less the Monthly Fees TelCom has already paid to EPI hereunder.

                  15.      General.

                            (a) No modification or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by each of the parities hereto.

                            (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party without the prior written consent of the other parties; provided, however, that no such consent shall be required in connection with (i) any assignment by the EPI to any of its Affiliates so long as such transfer has no effect on TelCom's ability to use the EPI Authorizations, or (ii) any transfer by TelCom of all or substantially all of its assets or any merger of consolidation of TelCom.

                            (c)  This Agreement shall be governed by and
            construed in accordance with the laws of the State of Nevada without regard to conflicts-of-laws principles.

                            (d) If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                            (e) All notices, requests and other communications hereunder shall be deemed to have been duly delivered, given or made to or upon any party hereto if in writing and delivered by hand against receipt, or by certified or registered mail, postage prepaid, return receipt requested, or to a courier who guarantees next business day delivery or sent by telecopy (with confirmation), to such party at its address set forth below or to such other address as such party may at any time, or from time to time, direct by notice given in accordance with this Section 15(a).

                            If to EPI:

                            (insert)
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                                                               December 30, 1997
                                       7


                  with a copy to:

                  [insert]

                  If to TelCom:

                  [insert]

                  with a copy to:

                  [insert]


         The date of delivery of any such notice, request or other communication shall be the earliest of (i) the date of actual receipt, (ii) three business days after such notice, request or other communication is sent if sent by certified or registered mail, (iii) if sent by courier who guarantees next business day delivery the business day next following the day such notice, request, or other communication is actually delivered to the courier or (iv) if sent by telecopy the date of written confirmation of receipt.

                  (f) This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior discussions and understandings.

                  (g) The parties agree that irreparable damage will result if this Agreement is not performed in accordance with its terms, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition in any other remedies that a party may have under this Agreement, at law or in equity.

                  (h) In the event of any dispute concerning the construction or interpretation of this Agreement or any ambiguity hereof, there shall be no presumption that this Agreement or any provision hereof be construed against the party who drafted this Agreement.

                  (i) The provisions of Sections 11 and 12 hereof will survive the termination of this Agreement for a period of one (1) year, provided that any claim for indemnification pursuant to Section 11 made within such one year period shall survive until such claim is resolved.

                  (j) The parties acknowledge and agree that, during the Term of this Agreement, including and renewals thereto, if any, TelCom may request changes to the EPI.


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                                                               December 30, 1997



         tariffs on file with the relevant governmental authorities in order to meet pricing changes in the Relevant Markets. Furthermore, EPI, during the Term of this Agreement, will not change the tariffs applicable to the Relevant Markets without the prior consent of TelCom, which consent shall not be unreasonably withheld, unless EPI is required to do so by binding governmental authority.

                  (k) During the term of this Agreement and thereafter, EPI shall not directly solicit agents employed by TelCom in the Relevant Markets.


                  [Remainder of page left blank intentionally]



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                                                               December 30, 1997



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                        EASY PHONE, INC.



                                        By: /s/ Richard Pollara
                                           -------------------------------------
                                        Its: President
                                             -----------------------------------




                                        TELECOM PLUS EAST L.L.C.



                                        By: /s/ C. A. Polley
                                           -------------------------------------
                                        Its: Initial Managing Partner
                                             -----------------------------------



                                        TELCOM PLUS WEST L.L.C.



                                        By: /s/ C. A. Polley
                                           -------------------------------------
                                        Its: Initial Managing Partner
                                             -----------------------------------



                                        TELCOM PLUS FLORIDA L.L.C.



                                        By: /s/ C. A. Polley
                                           -------------------------------------
                                        Its: Initial Managing Partner
                                             -----------------------------------